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                                                                      EXHIBIT 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-80075, 33-83036, 33-52184, 33-67808, 333-44233, 333-62897, 333-
51510) pertaining to the 1988 Stock Option Plan, the 1997 Stock Plan and the 1990 Employee Qualified Stock Purchase Plan of Xilinx, Inc., the 1996 Stock Option Plan, the 1996 Director Stock Option Plan, the 2000 Non-Qualified Stock Option Plan, and the 2000 Equity Incentive Stock Option Plan of Rocketchips, Inc., and the Non-Qualified Stock Option Agreement for Paul M. Russo; and (Form S-3 No. 333-51514) of our report dated April 18, 2001 (except for the first paragraph of Note 12, as to which the date is May 10, 2001), with respect to the consolidated financial statements and schedule of Xilinx, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2001.


                                         /s/ Ernst & Young LLP


San Jose, California
June 8, 2001

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